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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-45196) of RailAmerica Transportation Corporation of our report dated March 15, 2000 relating to the financial statements of RailAmerica, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Ft. Lauderdale, Florida
September 22, 2000